Exhibit 99(a)(1)(iv)

OFFER BY BEVERAGE ASSOCIATES HOLDING LTD. ("BAH")
FOR THE SECURITIES OF QUILMES INDUSTRIAL ("QUINSA"), SOCIÉTÉ ANONYME (THE "COMPANY")

______________________________________

FORM OF WITHDRAWAL REQUEST1

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TO WITHDRAW THE COMPANY SHARES TENDERED IN THE OFFER MADE BY BAH

The undersigned hereby represents that the undersigned has tendered the Company shares in the Offer made by BAH and wishes to withdraw all or part of such tenders as indicated below.

The undersigned further represents that the undersigned is aware of the terms and conditions of the Offer made by BAH for the Company shares and/or ADSs as described in the Offer Document, which was approved by the CSSF on January 25, 2007 (the “Offer Document”). All capitalised terms used but not defined herein are defined in the Offer Document.

THIS FORM OF WITHDRAWAL REQUEST MUST BE FILED
ON OR BEFORE 5:00 P.M. NEW YORK CITY TIME
(WHICH IS 11:00 P.M. LUXEMBOURG TIME), ON FEBRUARY 28, 2007
(SUBJECT TO POSSIBLE EXTENSION AS PUBLISHED BY THE OFFEROR)

Name of Holder of the Company shares:

Address (include postal code):

Hereby:

☐
instructs and gives full power of attorney to the financial intermediary with which the tendered shares of the Company were deposited before their tender in the Offer:

to withdraw their following tenders in the Offer and to credit the withdrawn shares back to my securities account.

☐	withdraws their following tenders in the Offer (in the case the Company shares were registered directly in the Company’s share register before their tender in the Offer)
(Please tick the box corresponding to the option chosen.)

Date(s) of such tender(s)	___________________

Date: Signature of Holder:

_______________________________
1      To be completed in duplicate in the case of shares where the holder is directly registered in the shareholders register with one copy to be sent to Quinsa and the other to be sent to the Share Transfer Agent.

With respect to the Company shares directly registered on the Company share register, this form of withdrawal request must be sent to the Company, as share registrar, and the Share Transfer Agent at:

THE COMPANY

Quilmes Industrial (Quinsa) Société Anonyme,
FAO Francis Cressall,
84, Grand Rue
L-1660 Luxembourg;
Fax: + 352 47 3885

The Share Tender Agent for the Offer is:

THE BANK OF NEW YORK, LONDON

By Mail:	By Hand or Overnight Delivery:
The Bank of New York
One Canada Square
London E14 5AL
Attn: Mark Jeanes/Daniel Giles
Phone +44 207 964 4468/+44 207 964 7394
Fax: +44 207 964 6399

In Luxembourg please contact:

The Bank of New York (Luxembourg) S.A.
Aerogolf Center
1A, Hoehenhof
L-1736 Senningerberg
Luxembourg
Attn: Peter Bun/Luc Biever
Phone: +352 34 20 90 5630 / +352 34 20 90 5635
Fax: +352 34 20 90 6035

The Bank of New York
One Canada Square
London E14 5AL
Attn: Mark Jeanes/Daniel Giles
Phone +44 207 964 4468/+44 207 964 7394
Fax: +44 207 964 6399

In Luxembourg please contact:

The Bank of New York (Luxembourg) S.A.
Aerogolf Center
1A, Hoehenhof
L-1736 Senningerberg
Luxembourg
Attn: Peter Bun/Luc Biever
Phone: +352 34 20 90 5630 / +352 34 20 90 5635
Fax: +352 34 20 90 6035

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